Exhibit 3.58

[One executed copy]

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TEXAS LESSOR—STONEGATE, LP

To the State Department of Assessments and Taxation State of Maryland

        The undersigned, pursuant to section 10-201 of the Annotated Code of Maryland, desiring to form a limited partnership under the laws of Maryland, hereby certify that:

          1.     The name of the limited partnership is TEXAS LESSOR—STONEGATE, LP

          2.     The address of its principal office in this state is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

        The name and address of its resident agent is CSC-Lawyers Incorporating Service Company. 11 East Chase Street, Baltimore, Maryland 21202.

          3.     The names and business residence or mailing addresses of the general partners are set forth below:

NAME	ADDRESS
Texas Lessor—StoneGate GP, Inc., a Maryland corporation	9690 Deereco Road, Suite 360 Timonium, Maryland 21093

          4.     The limited partnership shall have a perpetual existence.

          5.     The undersigned constitute all the general partners in the above-named limited partnership.

Signatures on following page.

Signed on January 29, 2002

Texas Lessor—StoneGate GP, Inc., a Maryland corporation, its General Partner

By:	/s/ LAWRENCE D. RICH
Name:	Lawrence D. Rich
Title:	Vice President